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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-KSB (continued)


                                   EXHIBIT 21

           List of Subsidiaries of Community Central Bank Corporation

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NAME OF SUBSIDIARY                                      JURISDICTION OF             NAMES UNDER WHICH
(AND OWNERSHIP)                                         ORGANIZATION                 IT DOES BUSINESS

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

Community Central Bank                                  Michigan                    Community Central Bank
(wholly-owned subsidiary of Community Central Bank
Corporation)

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Community Central Mortgage Company, L.L.C.              Michigan                    Community Central Mortgage
(99% owned by Community Central Bank and 1% owned by                                Company, L.L.C.
Community Central Bank Corporation)
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